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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


We consent to the incorporation by reference in the registration statement of Playboy Enterprises, Inc. on Form S-8 relating to the Non-qualified Stock Option Agreements dated November 13, 1996, between Playboy Enterprises, Inc. and each of Dennis S. Bookshester and Sol Rosenthal of our report dated August 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. as of June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996, which report is incorporated by reference into the Annual Report on Form 10-K.



                                        /s/ COOPERS & LYBRAND L.L.P.


Chicago, Illinois
June 27, 1997